Exhibit 10.1

THE VELTI PLC

SHARE INCENTIVE PLAN

Date of adoption by Velti Plc (UK) Board	26 April 2006
Date of adoption by Velti Plc (Jersey) Board	14 September 2009
Approved by Velti Plc (Jersey) shareholders	14 September 2009
Expiry date	26 April 2016

1.             DEFINITIONS AND INTERPRETATION

1.1           In this Plan the following words and expressions shall, unless the context otherwise requires, have the following respective meanings:

“Adoption Date” means the date on which this Plan is adopted by the Board;

“AIM” means the Alternative Investment Market of the London Stock Exchange;

“Award” means any Option, Deferred Shares Award, Conditional Shares Award or Share Appreciation Right granted to a Participant under the Plan;

“Award Agreement” means an Option Agreement, Deferred Shares Award Agreement, Conditional Shares Award Agreement or Share Appreciation Right Agreement;

“Award Price” means the price at which each Share subject to the Share Appreciation Right is granted, being the price determined by the Board by reference to the average Market Value of the Shares in the 14 days prior to the Date of Award;

“Board” means the board of Directors of the Company or, except in Rule 13.6, any duly authorised committee;

“Companies Law” means the Companies (Jersey) Law 1991;

“Company” means Velti Plc incorporated under the laws of Jersey with company number 103899;

“Conditional Shares” means Shares which are awarded to an Eligible Employee subject to forfeiture provisions, vesting conditions and other restrictions set out in a Conditional Shares Award Agreement;

“Conditional Shares Award” means a right awarded to an Eligible Employee pursuant to Rule 4.3 of this Plan which is still subsisting;

“Conditional Shares Award Agreement” means the agreement referred to in Rule 4.4 of these Rules;

“Control” means (in relation to a body corporate) the power of a Person to secure:

(a)           by means of the holding of shares or the possession of voting power in or in relation to that or any other body corporate; or

(b)           by virtue of any powers conferred by the articles of association or any other document regulating that or any other body corporate that the affairs of the first-mentioned body corporate are conducted in accordance with the wishes of that Person, provided that for purposes of this definition a Person shall be deemed to have obtained Control of a company if that Person and others acting in concert with that Person have together obtained Control of it;

“Date of Award” means in relation to:

(a)           a Conditional Share Award or a Deferred Shares Award, the date on which such an Award is, was or is to be made; or

(b)           any Option or Share Appreciation Right, the date on which such an Award is, was or is to be granted;

“Deferred Shares” means Shares which are subject to a Deferred Shares Award;

“Deferred Shares Award” means a right awarded to an Eligible Employee pursuant to Rule 4.1 of this Plan which is still subsisting;

“Deferred Shares Award Agreement” means the agreement referred to in Rule 4.2 of these Rules;

“Eligible Employee” means any employed director or any employee of the Company or any Subsidiary;

“Employee Share Scheme” means a scheme for encouraging or facilitating the holding of shares or debentures in a company by or for the benefit of (a) the bona fide employees or former employees of the company, the company’s subsidiary or holding company or a subsidiary of the company’s holding company or (b) the wives, husbands, widows, widowers or children or step-children under the age of 20 of such employees or former employees;

“Exercise Price” means the price at which each Share subject to an Option may be acquired on the exercise of that Option, being the price determined by the Board by reference to the average Market Value of the Shares in the 14 days prior to the Date of Award, provided that it is not less than the par value of a Share on the Date of Award;

“Financial Year” means a year or other period for which the accounts of the Company are made up;

“Long-Term Incentive Right” means a Deferred Shares Award or a Conditional Shares Award;

“Market Value” means on any day the closing price of the Shares on the immediately preceding day on AIM or any other stock exchange;

“Option” means a right granted to an Eligible Employee pursuant to Rule 3 of this Plan which is still subsisting;

“Option Agreement” means the agreement referred to in Rule 3.2 of these Rules;

“Person” means a natural person, firm, company, corporation or other statutory or independent legal body;

“Plan” means the Velti Plc Share Incentive Plan as from time to time amended;

“Participant” means an individual to whom an Award has been granted under the Plan or his personal representatives;

“Rules” means the Rules of this Plan;

“Share Appreciation Right” means a right granted to an Eligible Employee pursuant to Rule 5 of these Rules which is still subsisting;

“Share Appreciation Right Agreement” means the agreement referred to in Rule 5.2 of these Rules;

“Share Dealing Code” means the Company’s share dealing code from time to time;

“Shares” means ordinary shares with a par value of £0.05 each in the capital of the Company and includes, for the avoidance of doubt, Deferred Shares and Conditional Shares;

“Subsidiary” has the meaning given in Article 2 of the Companies Law; and

“Subsisting Award” means any Award which is subsisting and has not been released, lapsed or otherwise become incapable of exercise or vesting.

1.2           Except insofar as the context otherwise requires:

(a)           words denoting the singular shall include the plural and vice versa;

(b)           words denoting the masculine gender shall include the feminine gender; and

(c)           a reference to any enactment shall be construed as a reference to that enactment as from time to time amended, extended or re-enacted.

1.3           The Plan is intended to constitute an Employee Share Scheme for the purposes of the Companies Law.

2.             PLAN LIMITS

2.1           This Plan shall commence on the Adoption Date and shall (unless previously terminated by a resolution of the Board or a resolution of the Company in general meeting) terminate on 26 April 2016. Upon termination (however it occurs) no further Awards shall be made, but termination shall be without prejudice to any accrued rights in existence at the date of termination.

2.2           The number of Shares over which Awards may be made under this Plan on any day shall not when added to the number of Shares over which Subsisting Awards have been granted under this Plan (or any other equity incentive plan adopted by the Company or Velti Plc (incorporated in England and Wales under company number 5552450)) over the previous 3 years, exceed such number as represents 10% of the ordinary share capital of the Company in issue immediately prior to that day.

2.3           In determining the limit in Rule 2.2, no account shall be taken of any Award (i) which is not a Subsisting Award, or (ii) which has been met, or which the Board reasonably considers shall be met, by the transfer of shares which are already in issue, or (iii) which has been granted by way of replacement for an award over shares of an acquired company.

2.4           As long as the Company is admitted to trading on AIM or listed on the London Stock Exchange, Awards may only be granted in accordance with the Share Dealing Code and in circumstances which do not constitute market abuse.

2.5           Subject to Rule 2.4, Awards may only be granted:

(a)           within the 42 days immediately succeeding:

(i)            the Adoption Date; or

(ii)           the announcement of the Company’s final or interim results in respect of any of its Financial Years; or

(b)           within a period of 14 days immediately after the person to whom it is granted first becomes an Eligible Employee; or

(c)           on any day on which the Board resolves that exceptional circumstances exist which justify the grant of an Award.

2.6           If any performance based conditions of exercise or vesting of an Award are imposed under an Award Agreement, the Board may vary or waive such conditions of exercise or vesting from time to time if events occur that cause them acting fairly and reasonably to believe that such variation or waiver would be a fairer measure of performance, provided that the variation would not result in the performance condition being any more difficult to satisfy.

3.             SHARE OPTIONS

3.1           Grant of Options

(a)           Subject to the limits set out in Rule 2, the Board may, in its absolute discretion, at any time grant Options to any Eligible Employee on such terms as the Board shall specify.  An Option is a right to acquire Shares on exercise of the Option at an Exercise Price determined at the Date of Award, subject to the terms and conditions of the Option Agreement and these Rules.

(b)           In respect of each Option granted under this Plan, the Board shall determine the Exercise Price of the Option, the date or dates on which, or the circumstances under which, an Option shall vest or become exercisable in whole or in part (including based on achievement of performance conditions and/or future service requirements) which shall be notified to the Participant in accordance with Rule 3.2(a).

(c)           An Option shall be personal to the Participant and may not, save as otherwise specifically provided in this Plan, be transferred, assigned or charged.  However, on the death of a Participant, an Option shall be capable of being exercised by his legal personal representatives in accordance with the Rules.

3.2           Option Agreements

(a)           Options granted pursuant to Rule 3.1 above shall be evidenced by an Option Agreement signed by the Participant to indicate his or her acceptance of its terms. The Option Agreement shall include the Date of Award of the Option, the number of Shares subject to the Option, the Exercise Price payable for each Share subject to the Option and any performance conditions or vesting provisions which attach to the exercise of the Option.

(b)           The Option Agreement shall be in the form attached to this Plan as Schedule I or in such other form as the Board may from time to time prescribe.

(c)           A Participant may renounce any Option granted to him within 30 days after the Date of Award and if an Option is so renounced it shall be deemed never to have been granted to him.

4.             LONG-TERM INCENTIVE RIGHT

Subject to the limits set out in Rule 2, the Board may, in its absolute discretion, at any time grant a Long-Term Incentive Right, being either a Deferred Shares Award or a Conditional Shares Award to any Eligible Employee on such terms as the Board shall specify.

4.1           Deferred Shares Award

(a)           A Deferred Shares Award is a right to receive Deferred Shares on vesting of the Award, subject to the terms and conditions of the Deferred Shares Award Agreement and these Rules.  The Deferred Shares Award shall vest in accordance with the Deferred Shares Award Agreement and the Rules.

(b)           A Deferred Shares Award shall be personal to the Participant and may not, save as otherwise specifically provided in this Plan, be transferred, assigned or charged.  However, on the death of a Participant, the right to Deferred Shares shall be capable of being transferred to his legal personal representatives in accordance with the Rules.

4.2           Deferred Shares Award Agreements

(a)           A Deferred Shares Award made pursuant to Rule 4.1 above shall be evidenced by a Deferred Shares Award Agreement signed by the Participant to indicate his or her acceptance of its terms.  The Deferred Shares Award Agreement shall include the Date of Award, the number of Deferred Shares subject to the Deferred Shares Award and the conditions (including any performance conditions) which attach to the vesting of the Award.

(b)           The Deferred Shares Award Agreement shall be in the form attached to this Plan as Schedule II or in such other form as the Board may from time to time prescribe.

(c)           A Participant may renounce any Deferred Shares Award made to him within 30 days after the date the Deferred Shares Award is made and if a Deferred Shares Award is so renounced it shall be deemed never to have been made to him.

4.3           Conditional Shares Award

(a)           A Conditional Shares Award is an award of Shares, subject to such restrictions and conditions (including forfeiture provisions) as the Board may set on the Date of Award and as shall be set out in the Conditional Shares Award Agreement.

(b)           Where a Conditional Shares Award is satisfied by newly issued shares, the Participant shall pay to the Company the par value of the Conditional Shares in consideration of the issue of the Conditional Shares.

(c)           A Conditional Shares Award shall be personal to the Participant and may not, save as otherwise specifically provided in this Plan, be transferred, assigned or charged.  However, on the death of a Participant, Conditional Shares shall be capable of being transferred to his legal personal representatives in accordance with the Rules.

4.4           Conditional Shares Award Agreement

(a)           A Conditional Shares Award made pursuant to Rule 4.3 above shall be evidenced by a Conditional Shares Award Agreement signed by the Participant to indicate his or her acceptance of its terms.  The Conditional Shares Award Agreement shall include the Date of Award, the number of Conditional Shares subject to the Conditional Shares Award and the conditions (including any performance conditions) that attach to such Conditional Shares.

(b)           The Conditional Shares Award Agreement shall be in the form attached to this Plan as Schedule III or in such other form as the Board may from time to time prescribe.

(c)           A Participant may renounce any Conditional Shares Award made to him within 30 days after the date the Conditional Shares Award is made and if a Conditional Shares Award is so renounced it shall be deemed never to have been made to him and the Conditional Shares shall be deemed forfeited.

(d)           The Conditional Shares Award Agreement shall include a power of attorney granted by the Participant giving any director of the Company full power to sign any documents and do any acts or things on behalf of the Participant as may be required by the Company to effect the transfer of Conditional Shares to the Company or any Person nominated by the Company if the Conditional Shares are forfeited under the terms of the Conditional Shares Award Agreement or the Rules.

4.5           Vesting Bonus

In respect of any Long-Term Incentive Right which is or will be satisfied by newly issued Shares, the Board may determine (i) that the Company shall pay to the Participant on the date when Shares are acquired pursuant to the Long-Term Incentive Right, a cash bonus equivalent to the par value of the Shares subject to the Long-Term Incentive Right which shall be applied in paying to the Company the par value of the Shares that are subject to the Award, or (ii) that the Participant shall pay the par value of such Shares personally. Any cash bonus paid pursuant to this Rule 4.5 shall be paid on a grossed-up basis (i.e. including an additional amount which is sufficient to enable the Participant to account for any income tax and/or social security contributions payable in respect of the receipt of the vesting bonus).

5.             SHARE APPRECIATION RIGHTS

5.1           Grant of Share Appreciation Right

(a)           Subject to the limits set out in Rule 2, the Board may, in its absolute discretion, at any time grant a Share Appreciation Right to any Eligible Employee on such terms as the Board shall specify.  A Share Appreciation Right is an option to acquire such number of Shares on exercise as is equal in value to the difference (if any) between the aggregate Market Value of the shares subject to the Share Appreciation Right at the date of exercise and the aggregate Award Prices.

(b)           In respect of each Share Appreciation Right granted under this Plan, the Board shall determine the Award Price of the Share Appreciation Right, the date or dates on which, or the circumstances under which an Share Appreciation Right shall vest or become exercisable in whole or in part (including based on achievement of performance conditions and/or future service requirements) which shall be notified to the Participant pursuant to Rule 5.2(a).

(c)           A Share Appreciation Right shall be personal to the Participant and may not, save as otherwise specifically provided in this Plan, be transferred, assigned or charged.  However, on the death of a Participant, a Share Appreciation Right shall be capable of being exercised by his legal personal representatives in accordance with the Rules.

5.2           Share Appreciation Right Agreements

(a)           A Share Appreciation Right granted pursuant to Rule 5.1 above shall be evidenced by a Share Appreciation Right Agreement signed by the Participant to indicate his or her acceptance of its terms. The Share Appreciation Right Agreement shall include the Date of Award of the Share Appreciation Right, the number of Shares subject to the Share Appreciation Right, the Award Price in respect of each Share and any performance conditions or vesting provisions which attach to the exercise of the Share Appreciation Right.

(b)           The Share Appreciation Right Agreement shall be in the form attached to this Plan as Schedule IV or in such other form as the Board may from time to time prescribe.

(c)           A Participant may renounce any Share Appreciation Right granted to him within 30 days after the Date of Award and if a Share Appreciation Right is so renounced it shall be deemed never to have been granted to him.

6.             VESTING OF AWARDS

Awards shall vest in accordance with the terms of the Award Agreement provided that the Participant is still an Eligible Employee.  Awards shall not vest further after termination of an Eligible Employee’s employment.

6.1           Options and Share Appreciation Rights

Subject to Rule 7 (Lapse of Awards), Options and Share Appreciation Rights shall become exercisable to the extent they have vested.

6.2           Deferred Shares Awards

Subject to Rule 7 (Lapse of Awards), Deferred Shares shall be issued or transferred at the direction of the Company to the Participant as soon as reasonably practicable after the date on which the Deferred Shares Award has vested, save that Shares shall not be issued or transferred to the Participant in circumstances that are in breach of the Share Dealing Code or which constitute market abuse.  Where a Deferred Shares Award is satisfied by newly issued shares, the Participant shall pay to the Company the par value of the Shares in consideration of the issue of the Shares in accordance with Rule 4.5 above.

6.3           Vesting and Exercise of Awards on Corporate Transactions

Unless the Board exercises its discretion to accelerate vesting at the time of a Corporate Transaction (as defined in Rule 9), Awards shall vest in accordance with Rule 9.2 and the relevant Award Agreement during the following periods, following which all unexercised Options or Share Appreciation Rights and unvested Long-Term Incentive Rights shall lapse pursuant to Rule 7.1(b):

(a)           subject to Rule 6.3(b) below, for six months following a general offer within Rule 9.1(a) becoming wholly unconditional;

(b)           for one month following a Person becoming bound or entitled to acquire the Shares within Rule 9.1(b);

(c)           for one month after the date a court sanctions a compromise or arrangement under Part 18A of the Companies Law within Rule 9.1(c); and

(d)           for one month after the Board passes a resolution to wind-up the Company by way of summary winding up within Rule 9.1(d).

6.4           Accelerated Vesting of Awards

The Board may (in its sole discretion) permit an unvested Award to vest either in full or in part (as the Board may decide) from a date earlier than the date on which the Award would vest in accordance with the terms of the Award Agreement in the following circumstances:

(a)           to the extent that such discretion is available to the Board under Rule 9 (Corporate Transactions); or

(b)           the Participant ceasing to be an employee of the Company or a Subsidiary of the Company by reason of:

(i)            death;

(ii)           injury or disability (evidenced to the satisfaction of the Board);

(iii)          redundancy (i.e. elimination of the Participant’s position);

(iv)          retirement at contractual retirement age or early retirement by agreement with his employer;

(v)           the company by which the Participant is employed ceasing to be a Subsidiary; or

(vi)          at the sole discretion of the Board, any other reason which does not fall within Rule 7.1(c) below.

7.             LAPSE OF AWARDS

7.1           Awards shall lapse on the earliest of the following dates:

(a)           the tenth anniversary of the Date of Award (or, if the Award has been granted in substitution for an award granted by an acquired company, the date of award of that original Award);

(b)           the end of the relevant period specified in Rule 6.3 during which Awards are exercisable or continue to vest at the time of a Corporate Transaction within Rule 9;

(c)           immediately upon the date on which a Participant commits any breach which would entitle the Company or any Subsidiary of the Company to terminate the Participant’s employment or remove the Participant from his office as an executive  director of the Company or any Subsidiary of the Company without notice, whether under the terms of that Participant’s employment contract or contract for services, or under company policies as amended from time to time or otherwise;

(d)           in respect of vested Options and Share Appreciation Rights, six months after the date on which a Participant ceases to be an Eligible Employee of the Company or any Subsidiary of the Company for one of the reasons specified in Rule 6.4(b) above other than death, save that the Board shall have the discretion, subject to Rule 7.1(a), to permit any such Award that would otherwise lapse pursuant to this Rule 7.1(d) to remain exercisable for such longer period as the Board may determine;

(e)           in respect of vested Options and Share Appreciation Rights, one year after the date on which a Participant ceases to be an Eligible Employee of the Company or any Subsidiary of the Company as a result of the Participant’s death;

(f)            in respect of unvested Long-Term Incentive Rights, immediately on cessation of employment unless the Board exercises its discretion to permit vesting under Rule 6.4(b); or

(g)           subject to Rule 9.1(d), immediately upon the passing of an effective resolution for the winding-up of the Company or the declaration of the property of the Company en désastre.

8.             VARIATION OF SHARE CAPITAL

8.1           Subject to Rule 8.2 below, in the event of any variation in the share capital of the Company (whenever effected) by way of capitalisation or rights issue, sub-division, consolidation, reduction or otherwise, the Board may make such adjustments as it considers appropriate to:

(a)           the number of Shares in respect of which any Option or Share Appreciation Right may be exercised; or

(b)           the number of Conditional Shares or Deferred Shares in respect of which any Long Term Incentive Right may vest; or

(c)           the Exercise Price at which Shares may be acquired by the exercise of any Option; or

(d)           the Award Price at which any Share Appreciation Right was granted; or

(e)           where any such Award has vested or has been exercised but no Shares have been issued or transferred (or in the case of a Conditional Shares Award released from escrow or whatever nominee arrangement is in place) pursuant to such vesting or exercise, the number of Shares which may be so issued, transferred or released and any Exercise Price at which they may be so acquired.

8.2           As soon as reasonably practicable after making any adjustment under Rule 8.1 above, the Board shall give notice of that adjustment in writing to any Participant affected by it.

9.             CORPORATE TRANSACTIONS

9.1           In the event that:

(a)           any Person acting either alone or in concert with others obtains Control of the Company as a result of making a general offer to acquire the whole of the issued ordinary share capital of the Company; or

(b)           any Person acquires or becomes unconditionally bound or entitled to acquire Shares under Part 18 of the Companies Law; or

(c)           any court sanctions a compromise or arrangement under Part 18A of the Companies Law; or

(d)           the Company is wound up by way of summary winding up,

(a “Corporate Transaction”), the Board shall immediately notify every Participant of the occurrence of that Corporation Transaction and the provisions of Rule 9.2 shall apply.

9.2           Subject to Rule 7.1(a), Rule 10.2 and the terms of the Award Agreement, in the event of a Corporate Transaction:

(a)           any vested Option or Share Appreciation Right may be exercised within the relevant period specified in Rule 6.3 (the “Corporate Transaction Period”), following which the Award shall lapse.  Options and Share Appreciation Rights which do not vest prior to the end of the Corporate Transaction Period shall be exercisable during the Corporate Transaction Period pro-rata according to (i) the time that has elapsed between the Date of Award and the vesting date of the Award as at the beginning of the Corporate Transaction Period or (ii) the extent to which the performance conditions have been met since the Date of Award as at the beginning of the Corporate Transaction Period (whichever of (i) and (ii) the Board considers most appropriate) SAVE THAT the Board shall have the discretion to permit any unvested Option or Share Appreciation Right to vest to a greater extent or in full at the time of the Corporate Transaction; and

(b)           any Long-Term Incentive Right which has not vested as at the beginning of the Corporate Transaction Period shall continue to vest during that period.  Any unvested Long-Term Incentive Right which will not vest prior to the end of the Corporate Transaction Period shall vest at the beginning of that period pro-rata according to (i) the time that has elapsed between the Date of Award and the vesting date of the Award as at the beginning of the Corporate Transaction Period, or (ii) the extent to which the performance conditions have been met since the Date of Award as at the beginning of the Corporate Transaction Period (whichever of (i) and (ii) the Board considers most appropriate) SAVE THAT the Board shall have the discretion to permit the Long-Term Incentive Right to vest to a greater extent or in full at the time of the Corporate Transaction.

9.3           The Company may procure that Participants are to be granted new rights in substitution for all or any part of the rights they hold as Participants immediately prior to the occurrence of the events specified in Rule 9.1(a), (b), or (c) which new rights are no less valuable overall than the prior rights.

9.4           Where a Participant exercises his Option or Share Appreciation Right or a Long-Term Incentive Right vests under Rule 9.1(d), the Participant shall be entitled to share in the assets of the Company with existing holders of Shares in the same manner as he would have been entitled had the Shares been registered in his name before the resolution was passed.

10.           MANNER OF EXERCISE OF AWARDS

10.1         Options or Share Appreciation Rights shall be exercised by the Participant, or as the case may be his personal representatives, giving notice in writing (in the form prescribed by the Board) to the Company.  The notice of exercise of the Award shall be accompanied by:

(a)           the relevant Award Agreement; and

(b)           in the case of exercise of an Option, a remittance for the aggregate Exercise Price payable or in the case of a Share Appreciation Right, a remittance for the par value payable on issue of the Shares subject to the Shares Appreciation Right.

10.2         If the Company is admitted to trading on AIM or listed on the London Stock Exchange, Options or Share Appreciation Rights may only be exercised and Long-Term Incentive Rights may only vest in accordance with the Share Dealing Code and in circumstances which do not constitute market abuse.

10.3         As soon as reasonably practicable after receipt of a notice of exercise, the Award Agreement and the appropriate remittance (if any) required pursuant to Rule 10.1, the Board shall issue or procure the transfer to the Participant of the number of Shares in respect of which any Option or Share Appreciation Right has been validly exercised.  Save for any rights determined by reference to a date on or before the date of issue or transfer, any Shares which are issued shall rank pari passu and as one class with the other issued shares of the same class.

10.4         As soon as reasonably practicable after any Deferred Shares Award has vested and the Company has received the remittance under Rule 6.2, the Board shall issue or procure the transfer to the Participant of the number of Deferred Shares in respect of which the Deferred Shares Award has vested.  Save for any rights determined by reference to a date on or before the date of issue, transfer or release, any Shares which are issued or transferred shall rank pari passu and as one class with the other issued shares of the same class.

10.5         In respect of any Shares issued or transferred under this Plan at a time when the Shares are listed on a stock exchange, the Company shall make application to the stock exchange in question for such Shares to be admitted to listing.

11.           TAX WITHHOLDING

11.1         The Company or any Subsidiary of the Company shall be entitled to withhold any income tax or social security contributions payable in connection with an Award or Shares acquired pursuant to an Award (i) by deduction from the Participant’s salary or other earnings or payments due to the Participant at any time, (ii) directly from the Participant, or (iii) by selling some of the Shares the Participant is entitled to receive on the exercise or vesting of the Award.  The Participant, by entering into an Award Agreement, also agrees that the Company may withhold some or all of the Shares due to the Participant on the exercise or vesting of the Award until such income tax or social security contributions has been recovered.

11.2         By entering into an Award Agreement the Participant agrees that, where legally possible, he will accept any liability for employer’s social security contributions which may be payable by the Company or any Subsidiary of the Company which employs him/her in respect of the Award (“Employer Social Security”) and further agrees that the Company or any Subsidiary of the Company which employs him/her may collect the Employer Social Security by any method mentioned in Rule 11.1 above.  The Participant by entering into an Award Agreement also agrees that if any additional consents or formal elections are required to accomplish the above, he/she will provide them promptly upon request.

12.           EMPLOYMENT MATTERS

12.1         By entering into an Award Agreement, the Participant agrees that he/she shall have no entitlement to any compensation or damages as a result of any loss or diminution in value of an Award or any Shares acquired pursuant to the Plan, including without limitation as a result of termination of the Participant’s employment by the Company or any Subsidiary of the Company (for any reason whatsoever and whether or not in breach of contract) and, if (notwithstanding the foregoing) any such claim is found by the court of competent jurisdiction to have arisen, then the Participant, by entering into the Award Agreement, shall to the fullest extent permitted by law be deemed irrevocably to have waived his or her entitlement to pursue such claim.

12.2         By entering into an Award Agreement, the Participant also agrees that:

(a)           the Plan is established voluntarily by the Company, is discretionary in nature and may be modified, suspended or terminated by the Company at any time, as provided in the Plan;

(b)           participation in the Plan is voluntary and occasional and does not create any contractual or other right to future participation in the Plan, or benefits in lieu of participation in the Plan, even if participation is or has been offered repeatedly;

(c)           all decisions with respect to future participation in the Plan, if any, will be at the sole discretion of the Company;

(d)           the Participant’s participation in the Plan shall not create a right to further employment with his employer and shall not interfere with the ability of his employer to terminate his employment relationship at any time;

(e)           the Participant is voluntarily participating in the Plan;

(f)            participation in the Plan is an extraordinary item that does not constitute payment of any kind for services of any kind rendered to the Company or the Participant’s employer, and which is outside the scope of the Participant’s employment contract, if any;

(g)           Shares acquired pursuant to the Plan are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; and

(h)           the future value of the underlying Shares in unknown and cannot be predicted with certainty and any Shares acquired pursuant to exercise or vesting of an Award may increase or decrease in value, even below any Exercise Price payable by the Participant.

13.           ADMINISTRATION AND AMENDMENT

13.1         The Board shall have power from time to time to make and vary such regulations (not being inconsistent with this Plan) for the implementation and administration of this Plan as it thinks fit.

13.2         The decision of the Board, or any committee appointed pursuant to Rule 13.6, shall be final and binding on all matters relating to this Plan.

13.3         The Rules may be altered from time to time by the Board save that no alteration or addition may be made to the advantage of Participants or to the Rules without the approval of the Company in general meeting unless it is a minor amendment to benefit the administration of the Plan in which case the approval of the Company in general meeting is not necessary. No amendment shall be made which would adversely affect any of the subsisting rights of Participants without the written consent of Participants who, if all Subsisting Awards were to be exercised or to vest in full, would become entitled to not less than three-quarters of all the Shares which would fall to be transferred and/or allotted.

13.4         Written notice of any amendment to this Plan shall be given to all Participants.

13.5         The Company shall not be obliged to provide Eligible Employees or Participants with copies of any notices, circulars or other documents sent to shareholders of the Company.

13.6         The Board may establish a committee to which it may delegate its powers under this Plan.  The Board may, at any time, alter or direct the manner in which the committee shall act.

13.7         The Company and any Subsidiary of the Company may (subject to applicable laws) provide monies to the trustees of any trust or any other person to enable them or him to acquire shares to be held for the purposes of this Plan, or enter into any guarantee or indemnity for these purposes.

14.           GENERAL

14.1         No person shall be treated for the purposes of this Plan as ceasing to be an Eligible Employee of the Company or any Subsidiary of the Company until he ceases to be an Eligible Employee of the Company and all its other  Subsidiaries.

14.2         Save as otherwise provided in this Plan any notice or communication to be given by the Company to any Eligible Employee or Participant may be personally delivered or sent by fax or by ordinary post to his last known address and where a notice or communication is sent by post it shall be deemed to have been received 72 hours after the same was put into the post properly addressed and stamped. Share certificates and other communications sent by post will be sent at the risk of the Eligible Employee or Participant concerned and the Company shall have no liability to any such persons in respect of any notification, document, share certificate or other communication so given, sent or made.

14.3         Any notice to be given to the Company shall be faxed, delivered or sent to the Company at its registered office and shall be effective upon receipt.

14.4         Awards granted or made under this Plan shall be governed by and construed in accordance with the laws of England and the English courts shall have jurisdiction to settle any dispute which may arise out of or in connection with this Plan.

14.5         By entering into the Award Agreement, the Participant consents to the collection, use and transfer of personal data as described in this paragraph. The Company and its Subsidiaries hold certain personal information about the Participant, including his name, home address and telephone number, date of birth, social security number, salary, nationality, job title, any shares or directorships held in the Company, details of all options or other entitlement to shares awarded, cancelled, exercised, vested, unvested, or outstanding in his favour (“Data”). The Company and its Subsidiaries will transfer Data as necessary for the purposes of the Plan and may further transfer Data to any third parties assisting the Company and/or its Subsidiaries in relation to the Plan. Recipients of Data may be located in the European Economic Area or elsewhere and the Participant authorises recipients (including the Company) to receive, possess, use, retain and transfer the Data (including any requisite transfer to a broker or other third party with whom he may elect to deposit any Shares acquired pursuant to the Plan of such Data as may be required for the subsequent holding of Shares on his behalf), in electronic or other form, for the purposes of implementing, administering and managing participation in the Plan.

SCHEDULE I

VELTI PLC SHARE INCENTIVE PLAN

OPTION AGREEMENT

Name of Participant:

Address of Participant:

Date of Award:

Number of Shares
subject to Option:

Exercise Price per Share:

1.             Velti Plc (“the Company”) hereby grants to the Option Holder named above an Option to acquire the specified Number of Shares in the Company at the Exercise Price.

2.             The Option shall be exercisable subject to and in accordance with the Rules of the Velti Plc Share Incentive Plan and this Option Agreement. In the event of any conflict between the Rules and the terms of this Option Agreement, the Rules will prevail.

3.             Capitalised terms in this Option Agreement shall bear the same meaning as those set out in the Rules.

4.             Subject to the Rules and any performance conditions set out in this Option Agreement, the Option shall vest on the [first/second] anniversary of the Date of Award.

5.             [The exercise of the Option shall be subject to the following performance requirements:- insert performance requirements if any].

6.             This Option Agreement shall be governed by and construed in accordance with the laws of England and the English courts shall have jurisdiction to settle any dispute which may arise out of or in connection with this Option Agreement.

The Participant agrees to the grant of the Option subject to the terms and conditions of the Velti Plc Share Incentive Plan and this Option Agreement

SIGNED AS A DEED
by VELTI PLC
acting by:

Signature of Director

Print name of Director

SIGNED AS A DEED
by [NAME OF INDIVIDUAL]
in the presence of:

Witness:
Signature

Name

Address

Occupation

SCHEDULE II

VELTI PLC SHARE INCENTIVE PLAN

DEFERRED SHARES AWARD AGREEMENT

Name of Participant:

Address of Participant:

Date of Award:

Number of Deferred Shares:

Per Share acquisition price (if any)

1.             Velti Plc (“the Company”) hereby grants to the Participant named above a Deferred Shares Award in respect of the specified Number of Deferred Shares in the Company.

2.             The Shares subject to the Deferred Shares Award shall be issued or transferred to the Participant subject to and in accordance with the Rules of the Velti Plc Share Incentive Plan and this Deferred Shares Award Agreement. In the event of any conflict between the Rules and the terms of this Deferred Shares Award Agreement, the Rules will prevail.

3.             Capitalised terms in this Deferred Shares Award Agreement shall bear the same meaning as those set out in the Rules.

4.             The Shares subject to the Deferred Shares Award shall, subject to the Rules and any performance requirements set out in this Deferred Shares Award Agreement, be issued or transferred on the [first/second] anniversary of the Date of Award.

5.             [The issue or transfer of the Shares subject to the Deferred Shares Award shall be subject to the following performance requirements:- insert performance requirements if any.]

6.             The issue or transfer of the Shares subject to the Deferred Shares Award shall be subject to receipt by the Company of any sum payable by the Participant under Rule 6.2 of the Plan.

7.             This Deferred Shares Award Agreement shall be governed by and construed in accordance with the laws of England and the English courts shall have jurisdiction to settle any dispute which may arise out of or in connection with this Deferred Shares Award Agreement.

The Participant agrees to the grant of the Deferred Shares Award subject to the terms and conditions of the Velti Plc Share Incentive Plan and this Deferred Shares Award Agreement

SIGNED AS A DEED
by VELTI PLC
acting by:

Signature of Director

Print name of Director

SIGNED AS A DEED
by [NAME OF INDIVIDUAL]
in the presence of:

Witness:
Signature

Name

Address

Occupation

SCHEDULE III

VELTI PLC SHARE INCENTIVE PLAN

CONDITIONAL SHARES AWARD AGREEMENT

Name of Participant:

Address of Participant:

Date of Award:

Number of Conditional Shares:

Per Share acquisition price (if any)

1.             Velti Plc (“the Company”) hereby grants to the Participant named above a Conditional Shares Award in respect of the specified Number of Conditional Shares in the Company.

2.             The Shares subject to the Conditional Shares Award shall be issued or transferred to the Participant subject to and in accordance with the Rules of the Velti Plc Share Incentive Plan and this Conditional Shares Award Agreement. In the event of any conflict between the Rules and the terms of this Conditional Shares Award Agreement, the Rules will prevail.

3.             Capitalised terms in this Conditional Shares Award Agreement shall bear the same meaning as those set out in the Rules.

4.             In consideration of the issue or transfer of the Conditional Shares, the Participant agrees to pay to the Company any sum payable by the Participant under Rule 4.3(b) of the Plan.

5.             [The Conditional Shares subject to the Conditional Shares Award shall be subject to the Rules and the following vesting schedule and performance requirements and are forfeitable to the extent that the Conditional Shares become incapable of vesting:- insert vesting schedule/ performance requirements.]

6.             The Participant hereby agrees that any director of the Company is appointed as authorised attorney of the Participant with full power to sign any documents and do any acts or things as may be required by the Company to transfer Conditional Shares in accordance with the provisions of the Rules or this Conditional Shares Award

Agreement to the Company or any other Person nominated by the Company if the Conditional Shares are forfeited under the terms of this Conditional Shares Award Agreement or the Rules.

7.             This Conditional Shares Award Agreement shall be governed by and construed in accordance with the laws of England and the English courts shall have jurisdiction to settle any dispute which may arise out of or in connection with this Conditional Shares Award Agreement.

The Participant agrees to the grant of the Conditional Shares Award subject to the terms and conditions of the Velti Plc Share Incentive Plan and this Conditional Shares Award Agreement

SIGNED AS A DEED
by VELTI PLC
acting by:

Signature of Director

Print name of Director

SIGNED AS A DEED
by [NAME OF INDIVIDUAL]
in the presence of:

Witness:
Signature

Name

Address

Occupation

SCHEDULE IV

VELTI PLC SHARE INCENTIVE PLAN

SHARE APPRECIATION RIGHT AGREEMENT

Name of Participant:

Address of Participant:

Date of Award:

Number of Shares subject
to a Share Appreciation Right:

Award Price:

1.             Velti Plc (“the Company”) hereby grants to the Participant named above a Share Appreciation Right being a warrant to subscribe for such number of Shares on exercise of the Share Appreciation Right as is equal in value to the difference between the aggregate Market Value of the Number of Shares specified above at the date of exercise less the aggregate Award Prices of that Number of Shares.

2.             The Share Appreciation Right shall be exercisable subject to and in accordance with the Rules of the Velti Plc Share Incentive Plan and this Share Appreciation Right Agreement. In the event of any conflict between the Rules and the terms of this Share Appreciation Right Agreement, the Rules will prevail.

3.             Capitalised terms in this Share Appreciation Right Agreement shall bear the same meaning as those set out in the Rules.

4.             Subject to the Rules and any performance conditions set out in this Share Appreciation Right Agreement, the Share Appreciation Right shall vest on the subject to the [first/second] anniversary of the Date of Award.

5.             [The exercise of the Share Appreciation Right shall be subject to the following performance requirements:- insert performance requirements if any.]

6.             This Share Appreciation Right Agreement shall be governed by and construed in accordance with the laws of England and the English courts shall have jurisdiction to settle any dispute which may arise out of or in connection with this Share Appreciation Right Agreement.

The Participant agrees to the grant of the Share Appreciation Right subject to the terms and conditions of the Velti Plc Share Incentive Plan and this Share Appreciation Right Agreement

SIGNED AS A DEED
by VELTI PLC
acting by:

Signature of Director

Print name of Director

SIGNED AS A DEED
by [NAME OF INDIVIDUAL]
in the presence of:

Witness:
Signature

Name

Address

Occupation